As filed with the Securities and Exchange Commission on March 15, 2016

Registration Statement No. 333-203693

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FIVE OAKS INVESTMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	45-4966519
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number

540 Madison Avenue

19th Floor

New York, New York 10022

(212) 257-5070

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David C. Carroll

Chief Executive Officer and President

540 Madison Avenue

19th Floor

New York, New York 10022

(212) 257-5070

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kenneth G.M. Mason, Esq. Kaye Scholer LLP 250 West 55th Street New York, New York 10019-9710 Telephone: (212) 836-8000 Facsimile: (212) 836-8689

Approximate date of commencement of proposed sale to the public:  This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed by Five Oaks Investment Corp. (the “Company”), and amends the registration statement initially filed by the Company on Form S-3 (File No. 333- 203693) with the Securities and Exchange Commission, and declared effective on May 11, 2015 (the “Registration Statement”). The Registration Statement registered shares of common stock, par value $0.001 per share, of the Company, offered and sold from time to time in accordance with the terms of the Company’s Dividend Reinvestment and Direct Stock Purchase Plan, in an aggregate amount not to exceed 2,500,000 shares of common stock. The Company has filed this Post-Effective Amendment No. 1 on Form S-3 to deregister all of the remaining shares of common stock that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 15, 2016.

FIVE OAKS INVESTMENT CORP.
By:	/s/ David Oston
David Oston Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date
*		March 15, 2016
David C. Carroll	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)
/s/ David Oston		March 15, 2016
David Oston	Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
*	Director	March 15, 2016
Neil A. Cummins
*	Director	March 15, 2016
William Houlihan
/s/ Walter C. Keenan	Director	March 15, 2016
Walter C. Keenan

*By:	/s/ David Oston
David Oston
Attorney-in-Fact